SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 6, 2017

ASHFORD INC.

(Exact name of registrant as specified in its charter)

MARYLAND (State or Incorporation)	001-36400 (Commission File Number)	46-5292553 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 6, 2017, Ashford Inc., a Maryland corporation (the “Company”), entered into the Amended and Restated Limited Liability Company Agreement (the “Amended and Restated LLC Agreement”) of Ashford Hospitality Holdings LLC, a Delaware limited liability company and a subsidiary of the Company (“Holdings”), in connection with the merger (the “Merger”) of Ashford Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Holdings, with and into Ashford Hospitality Advisors LLC, a Delaware limited liability company and the operating company of the Company (“Advisors”), with Advisors surviving the Merger as a wholly owned subsidiary of Holdings.  The terms of the Amended and Restated LLC Agreement are consistent with the terms of the Amended and Restated Limited Liability Company Agreement of Advisors.  The Merger was effectuated in order to facilitate the acquisition by the Company of certain ancillary service businesses.

The foregoing description of the Amended and Restated LLC Agreement is qualified in its entirety by reference to the Amended and Restated LLC Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Limited Liability Company Agreement of Ashford Hospitality Holdings LLC, dated April 6, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2017

ASHFORD INC.

	By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel